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EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

      We consent to the incorporation by reference in this Registration Statement of Party City Corporation on Form S-8 of our report dated August 14, 2002 incorporated by reference in the Annual Report on Form 10-K of Party City Corporation for the year ended June 29, 2002.

         /s/   Deloitte & Touche LLP
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Deloitte & Touche LLP

Parsippany, New Jersey
December 13, 2002